===============================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           OMEGA PROTEIN CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------------------------------

                         [LOGO OF OMEGA APPEARS HERE]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JANUARY 6, 1999



TO THE STOCKHOLDERS OF OMEGA PROTEIN CORPORATION:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Omega Protein Corporation (the "Company") will be held at the offices of Bloomberg Financial Markets Commodity News, 499 Park Avenue, New York, New York on Wednesday, January 6, 1999 at 2:00 p.m. (Eastern Standard Time) for the following purposes:

     1. To elect two Class I directors for terms of three years each and until their successors are duly elected and qualified;

     2. To ratify the appointment of PricewaterhouseCoopers, LLP as independent certified public accountants for the period from October 1, 1998 to December 31, 1998, and for the Company's fiscal year ending December 31, 1999; and

     3. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

     The Board of Directors has fixed the close of business on December 8, 1998 as the record date for determining the stockholders entitled to notice of, and to vote at, the meeting and at any postponement or adjournment thereof. A list of such stockholders will be available during normal business hours at the offices of the Company for inspection at least ten days prior to the Annual Meeting.

     You are cordially invited to attend this meeting.

                    By order of the Board of Directors

                    ERIC T. FUREY
                    Vice President, General Counsel and Secretary

Houston, Texas
December 21, 1998

                         [LOGO OF OMEGA APPEARS HERE]

                               December 21, 1998



To Our Stockholders:

     You are cordially invited to attend the 1999 Annual Meeting of Stockholders of Omega Protein Corporation, to be held on Wednesday, January 6, 1999, at 2:00 p.m., Eastern Standard Time, at the offices of Bloomberg Financial Markets Commodity News, 499 Park Avenue, New York, New York. A notice of the meeting, proxy statement and form of proxy are enclosed with this letter.

     At the meeting, we will report on the progress of the Company, comment on matters of interest and respond to your questions. A copy of the Company's Annual Report to Stockholders for the fiscal year ended September 30, 1998 accompanies this mailing.

     Stockholders can vote their shares by proxy by marking their votes on the proxy/voting instructions card, or by attending the meeting in person.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. EVEN IF YOU PLAN TO ATTEND THE MEETING, WE HOPE THAT YOU WILL READ THE ENCLOSED PROXY STATEMENT AND THE VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD AND THEN VOTE BY COMPLETING, SIGNING, DATING AND MAILING THE PROXY CARD IN THE ENCLOSED,
POSTAGE PRE-PAID ENVELOPE.   You may vote your shares in person if you attend
the Annual Meeting thereby canceling any proxy previously given. If your shares are not registered in your own name and you would like to attend the meeting, please ask the broker, trust, bank or other nominee that holds the shares to provide you with evidence of your share ownership.

     We appreciate your continued interest in the Company.

                    Sincerely,

                    /s/ ERIC T. FUREY
                    Eric T. Furey,
                    Vice President, General Counsel and Secretary

                           OMEGA PROTEIN CORPORATION
                              1717 ST. JAMES PLACE
                                   SUITE 550
                              HOUSTON, TEXAS 77056

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                JANUARY 6, 1999

GENERAL INFORMATION

     This statement (the "Proxy Statement") is being furnished in connection with the solicitation of proxies by the Board of Directors of Omega Protein Corporation ("Omega" or the "Company") for use at the Annual Meeting of Stockholders of the Company to be held at Bloomberg Financial Markets Commodity News, 499 Park Avenue, New York, New York on January 6, 1999, at 2:00 p.m., Eastern Standard Time, and at any postponement or adjournment thereof (the "Annual Meeting"). The Annual Meeting is being held for the purposes set forth in this Proxy Statement. This Proxy Statement and the enclosed form of proxy (the "Proxy Card") are first being mailed on or about December 21, 1998.

     All references herein to fiscal year are to the 12 month period ended on September 30/th/ of the indicated calendar year.

PROXY CARD

     The shares represented by any Proxy Card which is properly executed and received by the Company prior to or at the Annual Meeting (each, a "Conforming Proxy") will be voted in accordance with the specifications made thereon. Conforming Proxies that are properly signed and returned but on which no specifications have been made by the stockholder will be voted in favor of the proposals described in the Proxy Statement. The Board of Directors is not aware of any matters that are expected to come before the Annual Meeting other than those described in the Proxy Statement. However, if any other matters are properly brought before the Annual Meeting, the persons named in the Proxy Card will vote the shares represented by each Conforming Proxy on those matters as instructed by the Board of Directors, or in the absence of express instructions from the Board of Directors, in accordance with their own best judgment. A stockholder who has executed and delivered a Conforming Proxy may revoke that Conforming Proxy at any time before it is voted by (i) executing a new proxy with a later date and delivering the new proxy to the Secretary of the Company,
(ii) voting in present at the Annual Meeting, or (iii) giving record of written notice of the revocation to the Secretary of the Company.

QUORUM AND OTHER MATTERS

     The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary and sufficient to constitute a quorum. Shares of Common Stock represented by Conforming Proxies will be counted as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Shares of Common Stock held by nominees that are voted on at least one matter coming before the Annual Meeting will also be counted as present for purposes of determining a quorum, even if the beneficial owner's discretion has been withheld (a "broker non-vote") for voting on some or all other matters.

     Directors will be elected by a favorable vote of a plurality of the shares of Common Stock present, in person or by proxy, at the Annual Meeting and entitled to vote. Accordingly, abstentions and broker non-votes will not affect the outcome of the election of directors.

     All other matters to come before the Annual Meeting require the approval of a majority of the shares of Common Stock present, in person or by proxy, at the Annual Meeting and entitled to vote. Therefore, abstentions will have the same effect as votes against the proposals on such matters. Broker non-votes, however, will be deemed shares not present to vote on such matters, and therefore will not count as votes for or against the proposals, and will not be included in calculating the number of votes necessary for approval of such matters.

SOLICITATION OF PROXIES

     This solicitation of proxies is being made by the Board of Directors of the Company and all expenses of this solicitation will be borne by the Company. The Company expects to reimburse brokerage houses, banks, and other fiduciaries for reasonable expenses of forwarding proxy materials to beneficial owners.

                    VOTING SECURITIES AND SECURITY OWNERSHIP
                  OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The outstanding voting securities of the Company consist entirely of shares
of common stock, par value $.01 per share (the "Common Stock").   Each share of
Common Stock entitles its owner to one vote upon each matter to come before the Annual Meeting. Only stockholders of record at the close of business on December 8, 1998 (the "Record Date") will be entitled to vote at the Annual Meeting and at any postponement or adjournment thereof. At the close of business on such date, the Company had outstanding 24,276,812 shares of Common Stock.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     To the Company's knowledge, the following persons are the only persons who are beneficial owners of more than five percent of the Company's common stock based on the number of shares outstanding on December 1, 1998:

        NAME AND ADDRESS               NUMBER OF SHARES    PERCENT OF CLASS (1)
        ----------------              -----------------   ---------------------
Zapata Corporation (2)                      14,176,000            62.5%
     1717 St. James Place, Suite 550
     Houston, Texas 77056

Malcolm I. Glazer (2)                       15,180,773(3)         62.5%
     1482 Ocean Boulevard
     Palm Beach, Florida 33480

-----------------------
(1) For purposes of computing the percentage of outstanding shares held by each person or group of persons named above, any security which such person or persons has the right to acquire within 60 days after December 1, 1998 is deemed to be outstanding, but is not deemed to be outstanding in computing the percentage ownership of any other person.

(2) The Glazer Family Limited Partnership, a Nevada limited partnership (the "Glazer Partnership"), in which Malcolm I. Glazer controls the sole general and limited partners, reportedly owns beneficially and of record 43.4% of Zapata Corporation's outstanding common stock. By virtue of such ownership, the Glazer Partnership may be deemed to control Zapata Corporation and, therefore, may be deemed to beneficially own Common Stock of the Company owned by Zapata Corporation. Mr. Malcolm I. Glazer disclaims beneficial ownership of such shares.

(3) Includes 4,733 shares subject to options exercisable on December 1, 1998 or within 60 days thereafter.



             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the number of shares of Common Stock of the Company and common stock of Zapata Corporation ("Zapata") beneficially owned as of December 1, 1998 by each of the directors, each of the executive officers, and by all directors and executive officers as a group. Unless otherwise noted, each of the named persons and members of the group has sole voting and investment power with respect to the shares shown.

                                      SHARES OF THE     PERCENT OF THE
                                       COMPANY'S          COMPANY'S       SHARES OF ZAPATA    PERCENT OF ZAPATA
NAME OF BENEFICIAL OWNER              COMMON STOCK     COMMON STOCK (1)     COMMON STOCK      COMMON STOCK (1)
------------------------             ---------------   ----------------   ----------------    -----------------
Malcolm I. Glazer (2)                14,504,733  (4)       59.7%           10,523,717  (5)          43.4%
Joseph L. von Rosenberg III             190,900  (4)          *                   100                  *
Robert W. Stockton                      104,833  (4)          *                    --                 --
Kelsey D. Short, Jr.                     83,633  (4)          *                    --                 --
Bernard H. White                             --              --                    --                 --
Eric T. Furey                             5,386  (4)          *                10,000                  *
Avram A. Glazer (3)                     194,133  (4)          *               228,333  (5)             *
Gary L. Allee                               812               *                    --                 --
William Lands                                --              --                    --                 --
All directors and executive          15,084,430            62.1%           10,752,150               43.4%
 officers as a group, including
 those named above (9 total)

----------------------
* Represents ownership of less than 1.0%.

(1) For purposes of computing the percentage of outstanding shares held by each person or group of persons named above, any security which such person or persons has the right to acquire within 60 days after December 1, 1998 is deemed to be outstanding, but is not deemed to be outstanding in computing the percentage ownership of any other person.

(2) The Glazer Partnership reportedly owns beneficially and of record 43.4% of Zapata Corporation's outstanding common stock. By virtue of such ownership, the Glazer Partnership may be deemed to control Zapata Corporation and, therefore, may be deemed to beneficially own Common Stock of the Company owned by Zapata Corporation. Mr. Malcolm I. Glazer disclaims beneficial ownership of such shares.

(3) Does not include the shares that are held by the Glazer Partnership, with respect to which Mr. Avram A. Glazer disclaims any beneficial ownership.

(4)  Includes 4,733, 189,400, 103,333, 83,333, 5,386, and 189,400 shares of
     Omega Common Stock subject to options exercisable on December 1, 1998 or within 60 days thereafter held by Messrs. M. Glazer, J. von Rosenberg, R. Stockton, K. Short, E. Furey and A. Glazer, respectively.

(5) Includes 128,333 and 228,333 shares of Zapata common stock subject to options exercisable on December 1, 1998 or within 60 days thereafter held by Messrs. M. Glazer and A. Glazer, respectively.

     Because Zapata holds more than a majority of the Company's outstanding Common Stock, Zapata has the power to approve matters submitted for consideration at the Annual Meeting without regard to the votes of the other stockholders. The Company understands that Zapata intends to vote for the election of Management's Nominees for the Board of Directors and for the ratification of the appointment of PricewaterhouseCoopers, LLP as the Company's independent auditors. There are no agreements between the Company and Zapata with respect to the election of directors or the officers of the Company or with respect to other matters which may come before the Annual Meeting.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

     Pursuant to the Company's Articles of Incorporation, the Board of Directors has fixed the size of the Board at five (5) directors.

     The Company's Articles of Incorporation divides the Board of Directors into three (3) classes designated as Class I, Class II and Class III. Each class of directors is elected to serve a three-year term. The Board presently consists of five directors, two in Class I, two in Class II and one in Class III, whose terms expires at the 1999, 2000 and 2001 Annual Meetings, respectively, and until their successors are duly elected and qualified.

     The Class I directors consist of Gary L. Allee and William Lands, and such directors' terms expire at the 1999 Annual Meeting, or as soon thereafter as their successors are elected and qualified. Dr. Allee and Dr. Lands have each been nominated to serve an additional three-year term as Class I Directors to be elected by the holders of the Common Stock. Dr. Allee and Dr. Lands have each consented to be named in this Proxy Statement and to serve as director if elected.

     The Company's Articles of Incorporation provide that the Board of Directors shall consist of no more non-U.S. citizens than a minority of the number necessary to constitute a quorum of the Board of Directors.

     Proxies representing shares of Common Stock held on the Record Date that are returned duly executed will be voted, unless otherwise specified, in favor of the two nominees for Class I directors named below. Both nominees have consented to serve if elected, but should any nominee be unavailable to serve (which event is not anticipated) the persons named in the proxy intend to vote for such substitute nominee as the Board of Directors may recommend. The nominees shall be elected by a plurality of the votes cast in the election by the holders of the Common Stock represented and entitled to vote at the Annual Meeting, assuming the existence of a quorum.

CLASS I NOMINEES - TO SERVE THREE-YEAR TERMS EXPIRING AT THE 2002 ANNUAL STOCKHOLDERS MEETING

     GARY L. ALLEE, age 54, has been a director of the Company since May 15, 1998. Dr. Allee is professor of Swine Nutrition at the University of Missouri. Dr. Allee has served as President and as a member of the Board of Directors of the Midwest Section of the American Society of Animal Science. He has B.S. and M.S. degrees in Animal Husbandry and Swine Nutrition from the University of Missouri and a Ph.D. from the University of Illinois in Nutritional Sciences.

     WILLIAM LANDS, age 68, has been a director of the Company since May 15, 1998. Dr. Lands serves as Senior Scientific Advisor to the Director of the National Institute on Alcohol Abuse and Alcoholism, a position he assumed after serving as head of the Department of Biological Chemistry at the University of Illinois Medical Center. Dr. Lands has a B.S. degree in Chemistry from the University of Michigan and a Ph.D. in Biological Chemistry from the University of Illinois.

     THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH CLASS I NOMINEE AS A DIRECTOR.

CONTINUING DIRECTORS

     Biographical and other information with respect to all members of the Board of Directors whose current terms will continue after the Annual Meeting is set forth below:

CLASS II DIRECTORS - CURRENT TERMS EXPIRE AT THE 2000 ANNUAL STOCKHOLDERS
MEETING

     MALCOLM I. GLAZER, age 68, has been a director of the Company since January 1998. He is also a director and Chairman of the Board of Directors of Zapata, positions he has held since July 1993 and July 1994, respectively. From August 1994 to March 1995, Mr. Glazer served as President and Chief Executive Officer of Zapata. For more than the past five years, Mr. Glazer has been a self-employed private investor, whose diversified portfolio consists of ownership of the Tampa Bay Buccaneers National Football League franchise and investments in television broadcasting, restaurants, restaurant equipment, food services equipment, health care, banking, real estate and stocks. He is also a director of Specialty Equipment Companies, Inc., a food service equipment manufacturer, and Viskase Corporation, a food services corporation. Malcolm I. Glazer is the father of Avram A. Glazer.

     AVRAM A. GLAZER, age 37, has been a director of the Company since January 1998. He is also a director and President and Chief Executive Officer of Zapata, positions which he has held since March 1995, respectively. For more than the past five years, he has been employed by, and has worked on behalf of, Malcolm I. Glazer and a number of entities owned and controlled by Malcolm I. Glazer, including First Allied Corporation. Mr. Glazer served as Vice President of First Allied Corporation from 1985 through 1995. He also serves as a director of Specialty Equipment Companies, Inc., a restaurant equipment manufacturer, and Viskase Corporation, a food packaging company. Avram A. Glazer is the son of Malcolm I. Glazer.

CLASS III DIRECTOR - CURRENT TERM EXPIRES AT THE 2001 ANNUAL STOCKHOLDERS
MEETING

     JOSEPH L. VON ROSENBERG III, age 40, is President and Chief Executive Officer and a director of the Company. He has served in these positions since July 1997. Prior to serving in these positions, Mr. von Rosenberg served as the Executive Vice President of Zapata from November 1995 until April 1998, as General Counsel and Vice President from August 1994 until April 1998 and as Corporate Secretary from June 1993 until July 1997. Before joining Zapata in June 1993, Mr. von Rosenberg served as General Counsel and Corporate Secretary of The Simmons Group, a company which is engaged in computerized statistical inventory reconciliation services for owners/operators of underground storage tanks.

BOARD OF DIRECTORS AND BOARD COMMITTEES

     The Company's Board of Directors has five (5) directors and has established the Audit and Compensation Committees as its standing committees. The Board of Directors does not have a nominating committee or any committee performing a similar function.

     During fiscal year 1998, the Board of Directors held four (4) meetings and took action by written consent on three (3) occasions. Also during fiscal year 1998, the Audit Committee and Compensation Committee held one meeting each. Each director attended at least 75% of the total number of Board of Directors and Committee meetings held during the fiscal year.

     The Audit Committee consists of Dr. Allee and Dr. Lands. The Audit Committee reviews the adequacy of the Company's internal control systems and financial reporting procedures, reviews the general scope of the annual audit and reviews and monitors the performance of non-audit services by the Company's independent public accountants. The Audit Committee also meets with the independent auditors and with appropriate financial personnel of the Company regarding these matters. The Audit Committee recommends to the Company's Board the appointment of the independent auditors. The independent auditors periodically meet alone with the Audit Committee and have unrestricted access to the Audit Committee.

     The Compensation Committee consists of Dr. Allee and Dr. Lands. The Compensation Committee administers management incentive compensation plans and makes recommendations to the Company's Board with respect to the compensation of directors and officers of the Company.

                               EXECUTIVE OFFICERS

     The following sets forth certain information with respect to the executive officers of the Company as of the date of this Proxy Statement. All officers of the Company serve at the pleasure of the Company's Board of Directors until their successors are elected and qualified.

NAME                             AGE                  POSITION
----                             ---                  --------
Joseph L. von Rosenberg III       40   Chief Executive Officer, President and
                                       Director

Robert W. Stockton                47   Executive Vice President and Chief
                                       Financial Officer

Kelsey D. Short, Jr.              43   Executive Vice President -
                                       Operations and Marketing

Eric T. Furey                     36   Vice President, General Counsel and
                                       Corporate Secretary

Bernard H. White                  51   Corporate Vice President

     Certain biographical information regarding Mr. von Rosenberg is set forth above under the caption "Class III Director - Current Term Expires at the 2001 Annual Stockholders Meeting."

     ROBERT W. STOCKTON is Executive Vice President and Chief Financial Officer of the Company. He has served in these positions since July 1997. For the five years prior to joining the Company, Mr. Stockton was Vice President and Chief Financial officer of The Simmons Group and also served as Corporate Controller of Proler International Corp., which is engaged in the business of buying, processing for recycling, and selling ferrous and non-ferrous metals both domestically and internationally.

     KELSEY D. SHORT, JR. is Executive Vice President--Operations and Marketing of the Company, a position he has held since December, 1998. From November, 1993 until December, 1998 he was Senior Vice President-Marketing and Product Development of the Company. From 1985 to 1993, Mr. Short held a variety of positions in the Company's marketing department, including Regional Sales Manager, Specialty Meal Manager and Director of Product Development.

     ERIC T. FUREY has served as Vice President, General Counsel and Corporate Secretary of the Company since January 1998. Prior to joining the Company, Mr. Furey served as Zapata's General Counsel and Corporate Secretary, a position he held from July 1997 until April 1998. He was engaged in the private practice of law for more than five years before joining Zapata.

     BERNARD H. WHITE was named Corporate Vice President in March 1998. From 1994 to 1998, Mr. White worked as a Public Affairs and Investor Relations Consultant. Prior to such time, Mr. White served as Vice President--Corporate Affairs of Zapata Corporation.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table sets forth, for the fiscal year ended September 30, 1998, the compensation paid to the Company's current Chief Executive Officer and its other four most highly compensated executive officers with annual compensation in excess of $100,000 for the fiscal year 1998 (the "Named Executive Officers"). The Company was not, prior to April 1998, a reporting company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

                                                                 ANNUAL COMPENSATION
                                           ------------------------------------------------------------
                                                                                            ALL OTHER
      NAME AND PRINCIPAL POSITION          FISCAL YEAR    SALARY(1)       BONUS(1)      COMPENSATION(2)
----------------------------------------   -----------   ------------   ------------    ---------------
Joseph L. von Rosenberg III (3)               1998        $115,000        $336,495         $   255(5)
President and Chief Executive Officer

Robert W. Stockton                            1998        $136,250        $ 60,000         $   539(5)
Executive Vice President & Chief
Financial Officer

Kelsey D. Short                               1998        $122,597        $ 60,000         $   283(5)
Sr. Vice President - Marketing &
Development

Eric T. Furey (3)                             1998        $ 60,000              --         $    70(5)
Vice President,
General Counsel & Secretary

Clyde R. Gilbert (4)                          1998        $105,974        $ 56,000         $45,096(6)
Sr. Vice President -
Operations

------------------------------------
(1) Amounts include salary and bonuses earned, as well as all deferred portions of salary and bonuses paid on services rendered to the Company during fiscal year 1998.

(2) Amounts exclude perquisites and other personal benefits because such compensation did not exceed the lesser of $50,000 or 10% of the total annual salary reported for each Named Executive Officer.

(3) Amounts reflect compensation for services rendered to the Company from April 1998, subsequent to the Company's initial public offering.

(4) Mr. Gilbert resigned from the Company in August 1998.

(5) Represents insurance premiums paid by the Company on the named executive's behalf.

(6) Represents $1,077 of insurance premiums paid by the Company on Mr. Gilbert's behalf and $44,019 in severance payments paid by the Company to Mr. Gilbert following his departure from the Company in August 1998 pursuant to the terms of his employment agreement.

                       OPTION GRANTS IN LAST FISCAL YEAR

   The following table provides information regarding options to acquire Common Stock of Omega granted to the Named Executive Officers during fiscal year 1998. Zapata did not grant in fiscal year 1998 any stock options to the Named Executive Officers



                                                                                                 POTENTIALLY REALIZABLE
                                           PERCENT OF                                               VALUE AT ASSUMED
                          NUMBER OF          TOTAL                                                ANNUAL RATE OF STOCK
                          SECURITIES        OPTIONS                                                PRICE APPRECIATION
                          UNDERLYING       GRANTED TO                                              OF OPTION TERM (3)
                           OPTIONS        EMPLOYEES IN    EXERCISE PRICE    EXPIRATION      ------------------------------
NAME                    GRANTED (1) (2)   FISCAL YEAR       ($/SHARE)          DATE              5%               10%
----                    --------------    ------------    --------------    ----------      ------------       -----------
Joseph L. von
 Rosenberg III                 568,200             100%            12.75       1/26/08       $11,800,609       $18,790,497
Robert W. Stockton             310,000             100%            12.75       1/26/08       $ 6,438,206       $10,251,767
Kelsey L. Short                250,000             100%            12.75       1/26/08       $ 5,192,102       $ 8,267,554
Eric T. Furey                  116,160             100%            12.75       1/26/08       $ 2,412,458       $ 3,841,436
Clyde R. Gilbert               200,000  (4)        100%            12.75       1/26/08       $ 4,153,681       $ 6,614,043

-----------------
(1) These are options to acquire shares of Common Stock granted under the Company's 1998 Long-Term Incentive Plan.

(2) All options vest and are exercisable in one-third increments on each of the first, second and third years, respectively, after the date of grant. The exercise price of all options is the fair market value of the Company's Common Stock at the time of grant.

(3) These amounts represent assumed rates of appreciation for the market value of the Company's stock from the date of grant until the end of the option period at rates arbitrarily set by the Securities and Exchange Commission. They are not intended to forecast possible future appreciation in the Company's stock and any actual gains on exercise of options are dependent on the future performance of the Company's stock.

(4) Pursuant to the terms of Mr. Gilbert's employment agreement, all of such options vested upon his departure from the Company in August 1998.

         AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

The following table shows the stock option exercises by the Named Executive Officers during fiscal year 1998. In addition, this table includes the number of exercisable and unexercisable stock options held by each of the Named Executive Officers as of September 30, 1998. Omega has not granted any stock appreciation rights or restricted stock.

                                                                                 NUMBER OF
                                                                                 SECURITIES
                                                                                UNDERLYING
                                                                                UNEXERCISED
                                                                                  OPTIONS        VALUE OF UNEXERCISED
                                                                                 AT FISCAL        IN-THE-MONEY(1)(2)
                                                                                    YEAR              OPTIONS AT
                                                SHARES                              END            FISCAL YEAR END
                                               ACQUIRED           VALUE         EXERCISABLE/         EXERCISABLE/
NAME                    TITLE OF CLASS       ON EXERCISE       REALIZED(1)     UNEXERCISABLE        UNEXERCISABLE
----                    --------------       ------------     -------------    --------------     ----------------
Joseph L. von           Omega                        --               --          0/568,200                  --
 Rosenberg III          Common Stock
                        Zapata                  350,000(4)    $3,706,932                0/0                  --
                        Common Stock
Robert W. Stockton      Omega                        --               --          0/310,000                  --
                        Common Stock
                        Zapata                       --               --                 --                  --
                        Common Stock
Kelsey D. Short         Omega                        --               --          0/250,000                  --
                        Common Stock
                        Zapata                       --               --                 --                  --
                        Common Stock
Eric T. Furey           Omega                        --               --          0/116,160                  --
                        Common Stock
                        Zapata                  132,500(4)    $1,312,057           10,000/0            $50,625/0(3)
                        Common Stock
Clyde R. Gilbert        Omega                        --               --          200,000/0                  --
                        Common Stock
                        Zapata                       --               --                 --                  --
                        Common Stock

----------------------
(1) "In-the-Money" options are options which had an exercise price less than market price of Common Stock at September 30, 1998.

(2) All Omega options held by the named executives have an exercise price of $12.75 per share. The closing price of a share of Omega Common Stock on September 30, 1998 was $5.56 per share as reported by the New York Stock Exchange - Composite Transactions, and therefore such options were not in-the-money on such date.

(3) Assuming a price of $9.6875 per share, the closing price of a share of Zapata common stock reported by the New York Stock Exchange - Composite Transactions on September 30, 1998.

(4) These were shares subject to options granted to Mr. von Rosenberg and Mr. Furey during their employment by, and for services rendered to, Zapata but which were exercised after their resignation from Zapata.

EMPLOYMENT AGREEMENTS

     In fiscal year 1998, the Company entered into an employment agreement with Joseph L. von Rosenberg III to be the Company's President and Chief Executive Officer (the "Agreement"). Under the Agreement, the Company has agreed to pay Mr. von Rosenberg an annual salary of $230,000. Mr. von Rosenberg is also entitled to receive an annual bonus equal to 1.5% of the increase, if any, in the Company's earnings before income taxes, depreciation and amortization over the prior fiscal year. During fiscal year 1998, this resulted in a bonus to Mr. von Rosenberg of $336,495. Under the Agreement, Mr. von Rosenberg's base salary is subject to review at least annually, provided that it may not be decreased without his consent. Mr. von Rosenberg is entitled under the Agreement to a severance payment equal to 2.99 times his annual base salary in effect immediately preceding the event of termination of his employment with the Company (i) by him for Good Reason (as defined in the Agreement), (ii) by the Company without Cause (as defined in the Agreement) or (iii) following any Change in the Control of the Company (as defined in the Agreement). The Agreement is for a rolling three (3) year term.

     In fiscal year 1998, the Company also entered into employment agreements with Messrs. Stockton, Short, Furey and Gilbert (individually an "Executive"), in which the Company agreed to provide for base salaries which are subject to review at least annually, provided that they may not be decreased without the Executive's consent. The initial base salaries under the agreements are as follows: Mr. Stockton -- $155,000; Mr. Short -- $132,500; Mr. Gilbert -- $132,500; and Mr. Furey --$120,000. The employment agreements provide for a severance payment equal to 2.99 times the Executive's annual base salary in effect immediately preceding the event of termination of his employment with the Company (i) by the Executive for Good Reason (as defined in the respective employment agreement) (ii) by the Company without Cause (as defined in the respective employment agreement) or (iii) following any Change in Control of the Company (as defined in the respective employment agreement). The agreements provide for rolling three (3) year terms.

RETIREMENT PLANS

     The Company maintains a defined benefit plan for its employees (the "Pension Plan"). The table below shows the estimated annual benefits payable on retirement under the Pension Plan to persons in the specified compensation and years of service classifications. The retirement benefits shown are based upon retirement at age 65 and the payments of a single-life annuity to the employee (although a participant can select other methods of calculating benefits) to be received under the Company's Pension Plan using current average Social Security wage base amounts and are not subject to any deduction for Social Security or other offset amounts. These amounts include Salary and Bonus as set forth in the Summary Compensation Table. A participant's benefit is based on the average monthly earnings for the consecutive five year period during which the participant had his or her highest level of earnings. With certain exceptions, the Internal Revenue Code of 1986, as amended (the "Code"), restricts to an aggregate amount of $120,000 (subject to cost of living adjustments) the annual pension that may be paid by an employer from a plan which is qualified under the Code. The Code also limits the covered compensation which may be used to determine benefits to $160,000.


                              RETIREMENT BENEFITS


 COVERED COMPENSATION (1)                    YEARS OF SERVICE
-----------------------------------------------------------------------------
                                 15        20        25        30        35
                              -------   -------   -------   -------   -------
         $125,000             $18,207   $24,277   $30,346   $36,415   $42,484
          150,000              22,332    29,777    37,221    44,665    52,109
          175,000              22,332    29,777    37,221    44,665    52,109
          200,000              22,332    29,777    37,221    44,665    52,109
          225,000              22,332    29,777    37,221    44,665    52,109
          250,000              22,332    29,777    37,221    44,665    52,109
          300,000              22,332    29,777    37,221    44,665    52,109
          400,000              22,332    29,777    37,221    44,665    52,109
          450,000              22,332    29,777    37,221    44,665    52,109
          500,000              22,332    29,777    37,221    44,665    52,109

___________________
(1) Represents the highest average annual earnings during five consecutive calendar years of service.

     As of September 30, 1998, the approximate years of credited service (rounded to the nearest whole year) under the Pension Plan for the Named Executive Officers were as follows: Mr. von Rosenberg - 5; Mr. Stockton - 1; Mr. Short - 13; Mr. Furey - 1; and Mr. Gilbert - 8.

                           COMPENSATION OF DIRECTORS

     Directors who are employees of the Company are not paid any fees or additional compensation for services rendered as members of the Board of Directors or any committee thereof. Directors who are not employees of the Company receive a fee of $20,000 annually, plus $2,000 annually for each committee on which the Director serves.

     Pursuant to the Company's 1998 Directors Option Plan, upon joining the Board, each director, other than the initial Chairman of the Board, is granted options to purchase 14,200 shares of Common Stock at fair market value on the date of grant. Pursuant to such plan, the initial Chairman of the Board, upon being elected, received options to purchase 568,200 shares of Common Stock at fair market value on the date of the grant ($12.75 per share). All options granted under the Directors Option Plan generally vest ratably over a three (3) year period commencing on the date of grant.

                   COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") is composed of Dr. Gary L. Allee and Dr. William Lands, each of whom is a non-employee director of the Company.

     The Committee reviews and approves executive compensation, establishes target profit goals, makes grants of long-term incentives, and determines the compensation to be paid to the Chief Executive Officer and each of the other officers of the Company. The goal of the executive compensation program is to reward executives for their performance and enhancement of stockholder value.

     The Company's executive compensation program is designed to attract and retain executives who are key to the long-term success of the Company and align compensation with the attainment of the Company's business goals and the increase of share value. The Company uses the same philosophy as the Committee in establishing compensation for employees other than officers.

     Executive compensation consists of (i) salary, (ii) annual performance incentives, and (iii) long-term incentives. The Committee reviews executive compensation annually and makes appropriate adjustments based on (i) Company performance, (ii) achievement of predetermined goals, and (iii) changes in an executive's duties and responsibilities.

     Salary. The Committee desires that overall compensation reflect the performance of each individual executive over time. Base salaries are set at levels subjectively determined by the Committee to adequately reward and retain capable executives, including the President and Chief Executive Officer. The Committee considers the importance of and skills required in a particular executive position in establishing salary.

     At the beginning of each fiscal year, the Committee reviews and establishes the annual salary of each officer, including the Chief Executive Officer. The Committee makes an independent, subjective determination of the appropriate level of each officer's salary to determine such amount or if a salary has been fixed by contract which limits decreases, to determine the amount of the increase, if any. The Committee does not use any mechanical formulations or weighting of any of the factors considered.

     Annual Performance Incentives. The Company has established an annual bonus plan for employees that is based on the attainment by the Company of targeted financial performance, including increases in earnings (before depreciation, interest, and amortization) and return on invested capital. These are set at the beginning of each fiscal year. Under the bonus plan, a maximum bonus is established for each executive officer, which may equal up to a maximum of 150% of an executive's salary depending on the position of the executive and the achievement of certain profit goals set by the Committee.

     Long Term Incentives. In an effort to properly align the long-term interests of the Company's management and stockholders, the Committee may make awards under the Company's 1998 Long-Term Incentive Plan (the "1998 Plan"), which was approved by the Company's full board prior to the Company's initial public offering. Under the 1998 Plan, the Committee may award non-qualified or incentive stock options, stock appreciation rights, restricted stock or cash awards. The

Committee believes that the 1998 Plan enables the Company to attract and retain the highest quality managers. Under the 1998 Plan, the Committee is responsible for establishing who receives awards, the terms of the awards, requisite conditions and the size of the awards. Awards to any recipient are made by a subjective determination by the Committee, which considers the person's past performance and current responsibilities, as well as the amount of awards previously made to that person.

     CEO Compensation. Mr. von Rosenberg was elected President and Chief Executive Officer in July of 1997 and in April 1998 his salary was established at $230,000 to reflect his duties. In January 1998, the Compensation Committee of Zapata awarded Mr. von Rosenberg options to purchase up to 568,200 shares of Common Stock at a price equal to the fair market value of the stock on the date of each of the option grants. The options do not begin to vest until the first anniversary of the grant date, and vest in one-third increments annually thereafter. The option grants were made to Mr. von Rosenberg to provide a strong incentive for him to increase the value of the Company during his employment.

     In fiscal year 1998, the Company entered into employment agreements with Mr. von Rosenberg and certain other executive officers of the Company which are described in the section entitled "Employment Agreements with Officers."

     Section 162(m) of the Internal Revenue Code of 1986 places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any one fiscal year with respect to the Chief Executive Officer and the other four most highly compensated individuals who are executive officers as of the end of the fiscal year. This deduction limitation, however, does not apply to certain "performance based" compensation. The Committee intends to generally design and implement compensation plans that qualify for full deductibility in accordance with Section 162(m). The Company, however, may from time to time pay other compensation to its executive officers that may not be deductible.

                         Respectfully Submitted,

                         Gary L. Allee
                         William Lands


                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     Until December 1, 1998, the Compensation Committee consisted of Malcolm Glazer, Avram Glazer and Joseph L. von Rosenberg III. Mr. von Rosenberg is the Chief Executive Officer and President of the Company and Messrs. Malcolm I. Glazer and Avram A. Glazer are directors of Zapata, which is the Company's majority stockholder. Since December 1, 1998 the Compensation Committee has consisted of Dr. Allee and Dr. Lands.

                            STOCK PERFORMANCE GRAPH

     The following performance graph compares the Company's cumulative total stockholder return on its Common Stock with the cumulative total return on (i) the Russell 2000 Index and (ii) a peer group stock index (the "Peer Group Index") which consists of four publicly traded companies in the same industry or line-of-business as the Company. The cumulative total return computations set forth in the Performance Graph assume the investment of $100 in the Company's Common Stock, the Russell 2000 Index and the Peer Group Index on April 2, 1998.

     The companies that comprise the Peer Group Index are: Agribrands International, Inc., Archer-Daniels-Midland Inc., Tyson Foods, Inc. and ConAgra, Inc.

                COMPARISON OF 6 MONTH CUMULATIVE TOTAL RETURN*
            AMONG OMEGA PROTEIN CORPORATION, THE RUSSELL 2000 INDEX
                               AND A PEER GROUP


                             [GRAPH APPEARS HERE]


                                4/2/98            6/98        9/98
                                ------           ------      ------
OMEGA PROTEIN CORPORATION       100.00            96.09       34.77
PEER GROUP                      100.00            93.93       82.76
RUSSELL 2000                    100.00            97.19       77.61
-----------
* $100 INVESTED ON 4/2/98 IN STOCK OR ON 3/31/98 IN INDEX - INCLUDING REINVESTMENT OF DIVIDENDS

FISCAL YEAR ENDING SEPTEMBER 30.

     The Performance Graph and related description shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed with the Securities and Exchange Commission.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Prior to the Company's initial public offering in April 1998 (the "Initial Public Offering"), Zapata advanced funds to the Company from time to time. During fiscal year 1997, Zapata forgave the repayment of $41.9 million of intercompany indebtedness owed to Zapata by the Company and the Company recorded this amount as contributed capital. After forgiving such indebtedness, Zapata advanced $28.1 million to the Company to meet the cash requirements of certain acquisitions and $5.2 million, primarily for payment of the Company's income taxes. As of December 31, 1997, Zapata had no outstanding guarantees of Company indebtedness and the Company owed Zapata approximately $33.3 million of intercompany debt. The intercompany balance attributable to the acquisition financing discussed above accrued interest at a rate equal to Zapata's cost of funds, which was approximately 8.5%; the balance of the Company's indebtedness to Zapata did not bear any interest. Pursuant to the Separation Agreement described below, the Company utilized a portion of the net proceeds from the Initial Public Offering to repay all of the $33.3 million it owed Zapata.

     Prior to the Initial Public Offering, Zapata provided the Company with certain administrative services, including treasury and tax services, which were billed at their approximate costs to Zapata. The costs of these services were directly charged and/or allocated based on the estimated percentage of time that employees spent working on the other party's matters as a percentage of total time worked.

     In connection with the Initial Public Offering, the Company and Zapata entered into a number of agreements for the purpose of defining their continuing relationship. These agreements were negotiated in the context of a parent-subsidiary relationship and, therefore, were not the result of arms-length negotiations.

     Separation Agreement. The Separation Agreement served as the master agreement for the Company's separation from Zapata. Pursuant to the Separation Agreement, the Company and Zapata entered into a Sublease Agreement, Registration Rights Agreement, Tax Indemnity Agreement and Administrative Services Agreement. The Separation Agreement also required the Company to repay the $33.3 million of intercompany indebtedness owed by the Company to Zapata contemporaneously with the consummation of the Initial Public Offering.

     The Separation Agreement also prohibits Zapata from engaging in the harvesting of menhaden or the production or marketing of fish meal, fish oil or fish solubles anywhere in the United States for a period of five years from the date of the Separation Agreement. Under the Separation Agreement, Zapata and the Company and its subsidiaries agreed to indemnify each other with respect to any future losses that might arise from the Initial Public Offering as a result of any untrue statement or alleged untrue statement in any Initial Public Offering document or the omission or alleged omission to state a material fact in any Initial Public Offering document (i) in the Company's case except to the extent such statement was based on information provided by Zapata and (ii) in Zapata's case, only to the extent such statement is based on information supplied by Zapata.

     Sublease Agreement. Pursuant to the Sublease, the Company subleases from Zapata its principal corporate offices in Houston, Texas, comprising approximately 3,354 square feet, at an annual rent of approximately $36,204.

     Registration Rights Agreement. Under the Registration Rights Agreement, the Company granted to Zapata certain rights (the "Registration Rights") with respect to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of shares of Common Stock owned by Zapata at the closing of the Initial Public Offering (the "Registrable Securities"). Pursuant to the Registration Rights Agreement, Zapata may require the Company, not more than once in any 365 day period commencing on the first anniversary of the closing of the Initial Public Offering and on not more than three occasions after Zapata no longer owns a majority of the voting power of the outstanding capital stock of the Company, to file a registration statement under the Securities Act covering the registration of the Registrable Securities, including in connection with an offering by Zapata of its securities that are exchangeable for the Registrable
Securities (the "Demand Registration Rights").   Zapata's Demand Registration
Rights are subject to certain limitations, including that any such registration cover a number of Registrable Securities having a fair market value of at least $50.0 million at the time of the request for registration and that the Company may be able to temporarily defer a demand registration to the extent it conflicts with another public offering of securities by the Company or would require the Company to disclose certain material non-public information. Zapata will also be able to require the Company to include Registrable Securities owned by Zapata in a registration by the Company of its securities (the "Piggyback Registration Rights"), subject to certain conditions, including the ability of the underwriters for the offering to limit or exclude Registrable Securities therefrom.

     The Company and Zapata will share equally the out-of-pocket fees and expenses of the Company associated with a demand registration and Zapata will pay its pro rata share of underwriting discounts, commissions and related expenses (the "Selling Expenses"). The Company will pay all expenses associated with a piggyback registration, except that Zapata will pay its pro rata share of the Selling Expenses. The Registration Rights Agreement contains certain indemnification and contribution provisions (i) by Zapata for the benefit of the Company and related persons, as well as any potential underwriter and (ii) by the Company for the benefit of Zapata and related persons, as well as any potential underwriter. Zapata's Demand Registration Rights will terminate on the date that Zapata owns, on a fully converted or exercised basis with respect to such securities held by Zapata, Registrable Securities representing less than 10% of the then issued and outstanding voting stock of the Company. Zapata's Piggyback Registration Rights will terminate at such time as it is able to sell all of its Registrable Securities pursuant to Rule 144 under the Securities Act within a three month period. Zapata also may transfer its Registration Rights to any transferee from it of Registrable Securities that represent, on a fully converted or exercised basis with respect to the Registrable Securities transferred, at least 20% of the then issued and outstanding voting stock of the Company at the time of transfer; provided, however, that any such transferee will be limited to (i) two demand registrations if the transfer conveys less than a majority but more than 30% and (ii) one demand registration if the transfer conveys 30% or less of the then issued and outstanding voting stock of the Company.

     Tax Indemnity Agreement. Prior to the Initial Public Offering, the Company was a member of Zapata's affiliated group and filed its tax returns on a consolidated basis with such group. As a result of the Initial Public Offering, the Company is no longer a member of the Zapata affiliated group. The Tax Indemnity Agreement defines the respective rights and obligations of the Company and Zapata relating to federal, state and other taxes for periods before and after the Initial Public Offering. Pursuant to the Tax Indemnity Agreement, Zapata is responsible for paying all federal income taxes relating to taxable periods ending before and including the date on which the Company is no longer a member of Zapata's affiliated group. Under the Tax Indemnity Agreement, the Company is responsible for all taxes of the Company with respect to taxable periods beginning after the date on which the Company was no longer a member of Zapata's affiliated group. The Company is entitled to any refunds (or reductions in tax liability) attributable to any carry back of the Company's post-Initial Public Offering tax attributes (i.e., net operating losses) realized by the Company after it was no longer a member of Zapata's affiliated group. Any other refunds arising from the reduction in tax liability involving the Zapata affiliated group while the Company was a member of such group, including but not limited to, taxable periods ending before or including such date (with the exception of any refunds arising from a reduction in tax liability attributable to the Company), belong to Zapata.

     Administrative Services Agreements. Under the Administrative Services Agreement, the Company is required to provide Zapata with administrative services upon reasonable request of Zapata. Zapata pays the Company for these services at the Company's estimated cost of providing these services. This Agreement continues until Zapata terminates it on five (5) days advance written notice or the Company terminates it after Zapata fails to cure a breach of the Agreement for thirty (30) days after the Company has given Zapata written notice of the breach.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's Common Stock, to file reports of their beneficial ownership (Forms 3, 4, and 5, and any amendment thereto) with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers, directors, and greater-than-ten percent holders are required to furnish the Company with copies of the forms that they file.

     To the Company's knowledge, based solely on the Company's review of the copies of Forms 3, 4, and 5 or written representations that no reports were required, all filings applicable to its officers, directors, greater-than-ten percent beneficial owners and other persons subject to Section 16 of the Exchange Act were timely filed.

                                   PROPOSAL 2
                      RATIFICATION OF INDEPENDENT AUDITORS

     The Board of Directors, acting on the recommendation of its Audit Committee, has selected the firm of PricewaterhouseCoopers, LLP, which has served (or its predecessors) as independent auditors for the past four (4) fiscal years, to conduct an audit, in accordance with generally accepted auditing standards, of the Company's financial statements for the period from October 1, 1998 to December 31, 1998, and for the 52-week fiscal year ending December 31, 1999. Omega Protein expects representatives of that firm to be present at the Annual Meeting to respond to appropriate questions and to make a statement, if they so desire. This selection is being submitted for ratification at the meeting.

     The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote is required for such ratification. If not ratified, the Board will reconsider the selection upon recommendation of the Audit Committee, although the Board of Directors will not be required to select different independent auditors for the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF PRICEWATERHOUSECOOPERS, LLP AS INDEPENDENT AUDITORS FOR THE COMPANY.

                                 OTHER MATTERS

     The Board of Directors is not presently aware of any matters to be presented at the Annual Meeting other than the election of directors and the ratification of PricewaterhouseCoopers, LLP as the Company's independent auditors. If, however, other matters are properly brought before the Annual Meeting, the enclosed proxy gives discretionary authority to the persons named therein to act in accordance with their best judgment on such matters.

                 STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Pursuant to the Company's Bylaws, stockholder proposals to be presented at the fiscal year 2000 Annual Meeting of Stockholders of the Company must be received by the Company by no later than 90 days before the date of the 2000 Annual Meeting of Stockholders. If such timely notice of a stockholder proposal is not given, the proposal may not be brought before the 2000 Annual Meeting of Stockholders. If such timely notice is given but is not accompanied by a written statement to the extent required by applicable securities laws, the Company may exercise discretionary voting authority over proxies with respect to such proposal if presented at the Company's 2000 Annual Meeting.

     Under applicable securities laws, stockholder proposals must be received by the Company no later than 120 days prior to December 21, 1999 (the date of this proxy statement) to be considered for inclusion in the Company's proxy statement relating to the 2000 Annual Meeting or, if the Company changes the date of the 2000 Annual Meeting by more than 30 days from the date of the 1999 Annual Meeting, then stockholder proposals must be received by the Company a reasonable time before the Company begins to print and mail its proxy statement for the 2000 Annual Meeting. The Board of Directors of the Company recently announced a change in the Company's fiscal year end from September 30 to December 31. Consequently, the date of the 2000 Annual Meeting will likely be changed by more than 30 days from this year's meeting. The Company will announce the date of the 2000 Annual Meeting when the Board has determined such date in one of its quarterly reports on Form 10-Q or a current report on Form 8-K.

     Stockholder proposals must be mailed to Omega Protein Corporation, to the attention of the Secretary, 1717 St. James Place, Suite 550, Houston, Texas 77056.

                                 ANNUAL REPORT

     The Company's Annual Report to Stockholders containing audited financial statements for fiscal year 1998, is being mailed with this Proxy Statement to all stockholders of record.

                    By the order of the Board of Directors

                    ERIC T. FUREY
                    Vice President, General Counsel and Secretary

Houston, Texas
December 21, 1998

                           OMEGA PROTEIN CORPORATION

                        ANNUAL MEETING OF STOCKHOLDERS

       SOLICITED BY THE BOARD OF DIRECTORS OF OMEGA PROTEIN CORPORATION

     The undersigned hereby appoints Robert W. Stockton and Eric T. Furey, and each of them individually, as proxies with full power of substitution, to vote all shares of Common Stock of Omega Protein Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders thereof to be held on January 6, 1999, or at any adjournment or postponement thereof, as follows:

     Any executed proxy which does not designate a vote shall be deemed to grant authority for any item not designated.

               (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

                        PLEASE DATE, SIGN AND MAIL YOUR
                     PROXY CARD BACK AS SOON AS POSSIBLE!

                        ANNUAL MEETING OF STOCKHOLDERS
                           OMEGA PROTEIN CORPORATION

                                JANUARY 6, 1999

                Please Detach and Mail in the Envelope Provided

[X] PLEASE MARK YOUR VOTES
    AS IN THIS EXAMPLE.

                                        WITHHOLD
                       FOR              AUTHORITY
                  all nominees      for all nominees
                 listed at right    listed at right

PROPOSAL 1.           [_]                 [_]        NOMINEES:
 ELECTION OF                                           Gary L. Allee
 DIRECTORS                                             William Lands

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR       to hold office until the
ANY INDIVIDUAL NOMINEE OR NOMINEES, WRITE THE        2002 Annual Meeting and
APPROPRIATE NAME OR NAMES IN THE SPACE PROVIDED      until their successors
HERE.                                                are elected and qualified.

-----------------------------------------------


                                          FOR     AGAINST    ABSTAIN
PROPOSAL 2.                               [_]       [_]        [_]
 APPOINTMENT OF PRICEWATERHOUSECOOPERS,
 LLP AS AUDITORS FOR THE COMPANY

      Please check the following box if you plan to attend     [_]
      the Annual Meeting of Stockholders in person

ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED "FOR" PROPOSAL 1 (ALL NOMINEES), "FOR" PROPOSAL 2 AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSON VOTING THE PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING.

YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO A VOTE THEREON.

Please complete, sign and promptly mail this proxy in the enclosed envelope.


SIGNATURE                                           DATED:                , 1999
         ----------------------  ------------------       ----------------
                                 Signature if held
                                     jointly

NOTE: Please sign exactly as name appears on this card. Joint owners should each sign. Executors, administrators, trustees, etc., should give their full titles.